Exhibit 99.1

DONNELLEY FINANCIAL REPORTS FOURTH-QUARTER AND FULL-YEAR 2016 RESULTS AND ISSUES 2017 GUIDANCE

Chicago, February 28, 2017 – Donnelley Financial Solutions (NYSE: DFIN) today reported financial results for the fourth quarter and full year of 2016.

Highlights:

	Fourth-quarter 2016	Full-year 2016
Net Sales	$221.0 million	$983.5 million
GAAP Net earnings (loss)	$(0.8) million	$59.1 million
Non-GAAP Adjusted EBITDA(1)	$27.7 million	$162.1 million
Operating Cash Flow	$49.2 million	$106.0 million
Free Cash Flow(1)	$37.0 million	$79.8 million

(1)	Non-GAAP Adjusted EBITDA and Free Cash Flow are non-GAAP measures that exclude the impact of items noted in the reconciliation tables below. See the tables below for amounts and reconciliations to the most comparable GAAP measures.

•	Reduced outstanding debt by $49.5 million since the October 1, 2016 spin-off from RR Donnelley

•	Company issues full-year 2017 guidance

“Though we experienced strong growth in our Venue, Active Disclosure and Language Solutions offerings, softness in global capital markets transactional activity made 2016 a challenging year,” said Daniel N. Leib, Donnelley Financial’s President and Chief Executive Officer. “While we are encouraged by the post-election improvement in capital markets activity and the corresponding strong activity levels that we have seen in the first two months of 2017, we developed plans to permanently reduce our cost structure with actions having commenced near the end of the fourth quarter.”

Leib continued, “Our focus continues to be on serving our customers and targeting areas for profitable growth, while at the same time aggressively managing our costs. This focus will allow us to invest in adjacent offerings and accelerate growth, while migrating toward our targeted gross leverage range of 2.25x to 2.75x. During 2016, we generated free cash flow of nearly $80 million, and in the first three months as a standalone company, reduced our outstanding debt by nearly $50 million. Further, the proceeds of the $68 million cash payment due from RR Donnelley on April 1, 2017 will be used for additional debt repayment. While this quarter was our first as a standalone company, we are enthusiastic about the opportunities ahead of us.”

Net Sales

Net sales in the fourth quarter of 2016 were $221.0 million, a decrease of $17.6 million, or 7.4%, from the fourth quarter of 2015. After adjusting for changes in foreign exchange rates, organic sales decreased 6.5% from the fourth quarter of 2015, as an increase in the International segment only partially offset declines in the U.S. segment driven by lower capital markets transactions and compliance volume.

GAAP Earnings (loss)

Fourth-quarter 2016 net loss was $0.8 million, or $0.02 per diluted share, compared to net earnings of $23.2 million, or $0.72 per diluted share, in the fourth quarter of 2015. The fourth-quarter net earnings included pre-tax charges of $8.0 million and $1.4 million in 2016 and 2015, respectively, all of which are excluded from the presentation of non-GAAP net earnings. Additional details regarding the amount and nature of these and other items are included in the attached schedules.

Non-GAAP Earnings

Non-GAAP adjusted EBITDA in the fourth quarter of 2016 was $27.7 million, or 12.5% of net sales, compared to $49.2 million, or 20.6% of net sales, in the fourth quarter of 2015. The decrease in non-GAAP adjusted EBITDA and non-GAAP adjusted EBITDA margin was primarily due to lower capital markets transactions and compliance volume, and an increase in selling, general, and administrative costs driven by the separation from RR Donnelley.

Non-GAAP net earnings totaled $4.1 million, or $0.13 per diluted share, in the fourth quarter of 2016 compared to $24.1 million, or $0.74 per diluted share, in the fourth quarter of 2015. Reconciliations of net earnings to non-GAAP adjusted EBITDA and non-GAAP net earnings are presented in the attached schedules.

Dis-synergies and Allocation of Costs in Historical Carve-out Accounting

Run-rate dis-synergies related to the separation from RR Donnelley are expected to be approximately $15.5 million, of which approximately $7.0 million was recognized in 2016, with the remaining $8.5 million expected to be recognized during 2017.

In addition, the Company expects to recognize run-rate expenses of approximately $14.3 million for resources that support the business but, based on the carve-out accounting methodology, were in excess of the costs allocated to the Company in 2015. Of this $14.3 million expected run rate, approximately $9.5 million was recognized in 2016, with the remaining $4.8 million expected to be recognized during 2017.

The combination of dis-synergies and recognition of ongoing costs in excess of the costs allocated to the Company in 2015 results in incremental cost of approximately $29.8 million, of which approximately $16.5 million was recognized in 2016 ($6.3 million in the fourth quarter) with an incremental increase of approximately $13.3 million expected in 2017.

2017 Guidance

The Company provides the following full-year guidance for 2017, which assumes a modest recovery in capital markets transactions activity for the full year, the negative impact of the incremental dis-synergies and ongoing costs not fully allocated in the historical periods, as well as the planned cost reduction actions as noted above:

•	Revenue of approximately $1 billion, representing organic growth in the range of 1% to 2%

•	Non-GAAP adjusted EBITDA in the range of $165 - $175 million, including corporate costs in the range of $15 – $20 million

•	Free cash flow[1] in the range of $45 - $55 million, which includes an assumption of capital spending in the range of $30 - $35 million

(1)	Defined as operating cash flow less capital expenditures

Certain components of the guidance given above are provided on a non-GAAP basis only, without providing a reconciliation to guidance provided on a GAAP basis. Information is presented in this manner, consistent with SEC rules, because the preparation of such a reconciliation could not be accomplished without “unreasonable efforts.” The Company does not have access to certain information that would be necessary to provide such a reconciliation, including non-recurring items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, restructuring charges, impairment charges, spinoff-related transaction expenses, pension settlement charges, acquisition-related expenses, gains or losses on investments and business disposals, losses on debt extinguishment and other similar gains or losses not reflective of the Company’s ongoing operations. The Company does not believe that this information is likely to be significant to an assessment of the Company’s ongoing operations, given that it is not an indicator of business performance.

Conference Call

Donnelley Financial will host a conference call and simultaneous webcast to discuss its fourth-quarter results today, Tuesday, February 28, at 9:00 a.m. Eastern Time (8:00 a.m. Central Time). The live webcast will be accessible on Donnelley Financial’s web site: www.dfsco.com. Individuals wishing to participate must register in advance at http://www.meetme.net/DFIN. After registering, participants will receive dial-in numbers, a passcode, and a personal identification number (PIN) that is used to uniquely identify their presence and automatically join them into the audio conference. A webcast replay will be archived on the Company’s web site for 30 days after the call. In addition, a telephonic replay of the call will be available for seven days at 630.652.3042, passcode 8403075#.

About Donnelley Financial

Donnelley Financial (NYSE: DFIN) provides software and services that enable clients to communicate with confidence in a complex regulatory environment. With 3,600 employees in 61 locations across 18 countries, we provide thousands of clients globally with innovative tools for content creation, management and distribution, as well as data analytics and multi-lingual localization services. Leveraging advanced technology, deep-domain expertise and 24/7 support, we deliver cost-effective solutions to meet the evolving needs of our clients.

For more information about Donnelley Financial, visit dfsco.com.

Investor Contact:

Sloan Bohlen

Solebury Communications Group

investors@dfsco.com

Use of non-GAAP Information

Non-GAAP adjusted EBITDA and free cash flow are non-GAAP financial measures as defined under the rules of the SEC. As calculated in the tables below, non-GAAP adjusted EBITDA is defined as GAAP net earnings (loss) adjusted for income taxes, interest expense, depreciation and amortization, restructurings and impairments, acquisition-related expenses, share-based compensation expense, spin-off related transaction expenses and certain other charges or credits; free cash flow is defined as net cash provided by operating activities less capital expenditures.

The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to these indicators. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Use of Forward-Looking Statements

This news release includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of Donnelley Financial and its expectations relating to future financial condition and performance. Statements that are not historical facts, including statements about Donnelley Financial management’s beliefs and expectations, are forward-looking statements. Words such as “believes,” “anticipates,” “estimates,” “expects,” “intends,” “aims,” “potential,” “will,” “would,” “could,” “considered,” “likely,” “estimate” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While Donnelley Financial believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond Donnelley Financial’s control. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from Donnelley Financial’s current expectations depending upon a number of factors affecting the business and risks associated with the performance of the business. These factors include such risks and uncertainties detailed in Donnelley Financial’s information statement, dated September 23, 2016, filed as an exhibit to our Current Report on Form 8-K filed on September 23, 2016 and Donnelley Financial’s periodic public filings with the SEC and in other investor communications of Donnelley Financial’s from time to time. Donnelley Financial does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

Donnelley Financial Solutions, Inc.

Consolidated and Combined Balance Sheets

As of December 31, 2016 and December 31, 2015

(UNAUDITED)

(in millions, except per share data)

	December 31, 2016	December 31, 2015
Assets
Cash and cash equivalents	$36.2	$15.1
Receivables, less allowances for doubtful accounts of $6.4 in 2016 (2015 - $4.6)	156.2	146.2
Receivable from RR Donnelley	96.0	—
Inventories	24.1	22.2
Prepaid expenses and other current assets	17.1	7.3

Total Current Assets	329.6	190.8

Property, plant and equipment - net	35.5	33.0
Goodwill	446.4	446.8
Other intangible assets - net	54.3	69.3
Software-net	41.6	43.4
Deferred income taxes	37.0	10.6
Other noncurrent assets	34.5	23.7

Total Assets	$978.9	$817.6

Liabilities
Accounts payable	$85.3	$39.5
Accrued liabilities	100.7	75.4
Short-term debt	—	8.8

Total Current Liabilities	186.0	123.7

Long-term debt	587.0	—
Note payable with an RRD affiliate	—	29.2
Deferred compensation liabilities	24.4	28.5
Pension and other postretirement benefits plan liabilities	56.4	—
Other noncurrent liabilities	14.0	12.7

Total Liabilities	867.8	194.1

Equity
Common stock, $0.01 par value
Authorized: 65.0 shares	—	—
Issued: 32.6 shares in 2016	0.3	—
Additional paid-in capital	179.9	—
Net parent company investment	—	639.5
Retained deficit	(0.8)	—
Accumulated other comprehensive loss	(68.3)	(16.0)

Total Equity	111.1	623.5

Total Liabilities and Equity	$978.9	$817.6

Donnelley Financial Solutions, Inc.

Consolidated and Combined Statements of Operations

For the Three and Twelve Months Ended December 31, 2016 and 2015

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended December 31,						For the Twelve Months Ended December 31,
	2016 GAAP	ADJUSTMENTS TO NON-GAAP	2016 NON- GAAP	2015 GAAP	ADJUSTMENTS TO NON-GAAP	2015 NON- GAAP	2016 GAAP	ADJUSTMENTS TO NON-GAAP	2016 NON- GAAP	2015 GAAP	ADJUSTMENTS TO NON-GAAP	2015 NON- GAAP
Services net sales	$144.5	$—	$144.5	$148.7	$—	$148.7	$598.6	$—	$598.6	$628.6	$—	$628.6
Products net sales	76.5	—	76.5	89.9	—	89.9	384.9	—	384.9	420.9	—	420.9

Total net sales	221.0	—	221.0	238.6	—	238.6	983.5	—	983.5	1,049.5	—	1,049.5

Services cost of sales (1)	82.5	—	82.5	69.5	—	69.5	297.1	—	297.1	291.9	—	291.9
Services cost of sales with RR Donnelley affiliates (1)	8.4	—	8.4	8.9	—	8.9	37.8	—	37.8	40.4	—	40.4
Products cost of sales (1)	46.3	—	46.3	53.4	—	53.4	226.2	—	226.2	230.9	—	230.9
Products cost of sales with RR Donnelley affiliates (1)	9.3	—	9.3	9.9	—	9.9	57.9	—	57.9	68.3	—	68.3

Total cost of sales (1)	146.5	—	146.5	141.7	—	141.7	619.0	—	619.0	631.5	—	631.5

Selling, general and administrative expenses (SG&A) (1)	53.0	(6.2)	46.8	48.0	(0.3)	47.7	209.8	(7.4)	202.4	199.2	(1.6)	197.6
Restructuring, impairment and other charges - net	1.8	(1.8)	—	1.1	(1.1)	—	5.4	(5.4)	—	4.4	(4.4)	—
Depreciation and amortization	13.2	—	13.2	9.7	—	9.7	43.3	—	43.3	41.7	—	41.7

Income from operations	6.5	8.0	14.5	38.1	1.4	39.5	106.0	12.8	118.8	172.7	6.0	178.7

Interest expense - net	11.4	—	11.4	0.2	—	0.2	11.7	—	11.7	1.1	—	1.1
Investment and other income - net	—	—	—	(0.1)	—	(0.1)	—	—	—	(0.1)	—	(0.1)

Earnings (loss) before income taxes	(4.9)	8.0	3.1	38.0	1.4	39.4	94.3	12.8	107.1	171.7	6.0	177.7

Income tax (benefit) expense	(4.1)	3.1	(1.0)	14.8	0.5	15.3	35.2	5.0	40.2	67.4	2.2	69.6

Net earnings (loss)	$(0.8)	$4.9	$4.1	$23.2	$0.9	$24.1	$59.1	$7.8	$66.9	$104.3	$3.8	$108.1

Net earnings per share:
Basic net earnings (loss) per share	$(0.02)		$0.13	$0.72		$0.74	$1.81		$2.05	$3.22		$3.34
Diluted net earnings (loss) per share	$(0.02)		$0.13	$0.72		$0.74	$1.80		$2.04	$3.22		$3.34

Weighted average number of common shares outstanding (2):

Basic	32.6		32.6	32.4		32.4	32.6		32.6	32.4		32.4
Diluted	32.6		32.6	32.4		32.4	32.8		32.8	32.4		32.4

Additional information:
Gross margin (1)	33.7%		33.7%	40.6%		40.6%	37.1%		37.1%	39.8%		39.8%
SG&A as a % of total net sales (1)	24.0%		21.2%	20.1%		20.0%	21.3%		20.6%	19.0%		18.8%
Operating margin	2.9%		6.6%	16.0%		16.6%	10.8%		12.1%	16.5%		17.0%
Effective tax rate	nm		nm	38.9%		38.8%	37.3%		37.5%	39.3%		39.2%

(1)	Exclusive of depreciation and amortization
(2)	For periods prior to the Separation, basic and diluted earnings per share were calculated using the number of shares distributed and retained by RR Donnelley (“RRD”), totaling 32.4 million. The same number of shares was used to calculate basic and diluted earnings per share since there were no Donnelley Financial equity awards outstanding prior to the spin-off.

nm	Not meaningful

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to this indicator. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Donnelley Financial Solutions, Inc.

Reconciliation of GAAP to Non-GAAP Measures

For the Three Months Ended December 31, 2016 and 2015

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended December 31, 2016					For the Three Months Ended December 31, 2015
	SG&A	Income from operations	Operating margin	Net earnings (loss)	Net earnings (loss) per diluted share	SG&A	Income from operations	Operating margin	Net earnings	Net earnings per diluted share (4)
GAAP basis measures	$53.0	$6.5	2.9%	$(0.8)	$(0.02)	$48.0	$38.1	16.0%	$23.2	$0.72

Non-GAAP adjustments:
Restructuring, impairment and other charges - net (1)	—	1.8	0.8%	1.1	0.03	—	1.1	0.5%	0.7	0.02
Spinoff-related transaction expenses (2)	(4.9)	4.9	2.2%	3.0	0.09	—	—	—	—	—
Share-based compensation expense (3)	(1.3)	1.3	0.7%	0.8	0.03	(0.3)	0.3	0.1%	0.2	0.00

Total Non-GAAP adjustments	(6.2)	8.0	3.7%	4.9	0.15	(0.3)	1.4	0.6%	0.9	0.02

Non-GAAP measures	$46.8	$14.5	6.6%	$4.1	$0.13	$47.7	$39.5	16.6%	$24.1	$0.74

(1)	Restructuring charges - net: Operating results for the three months ended December 31, 2016 and 2015 were affected by the following restructuring charges:

	2016	2015
Employee termination costs (a)	$1.4	$0.6
Other restructuring charges (b)	0.3	0.4
Other charges (c)	0.1	0.1

Total restructuring charges - net	$1.8	$1.1

(a)	For the three months ended December 31, 2016 and 2015, employee termination costs primarily related to the reorganization of certain administrative functions.
(b)	Includes lease termination and other facility costs.
(c)	Recognition of charges related to the Company’s multi-employer pension plan withdrawal obligations unrelated to facility closures.

(2)	Spinoff-related transaction expenses: Included pre-tax charges of $4.9 million ($3.0 million after-tax) related to third-party consulting fees, employee retention payments, legal fees and other costs related to the Separation for the three months ended December 31, 2016.
(3)	Share-based compensation expense: Included pre-tax charges of $1.3 million ($0.8 million after-tax) and $0.3 million ($0.2 million after-tax) for the three months ended December 31, 2016 and 2015, respectively.
(4)	For periods prior to the Separation, basic and diluted earnings per share were calculated using the number of shares distributed and retained by RRD, totaling 32.4 million. The same number of shares was used to calculate basic and diluted earnings per share since there were no Donnelley Financial equity awards outstanding prior to the spin-off.

Donnelley Financial Solutions, Inc.

Reconciliation of GAAP to Non-GAAP Measures

For the Twelve Months Ended December 31, 2016 and 2015

(UNAUDITED)

(in millions, except per share data)

	For the Twelve Months Ended December 31, 2016					For the Twelve Months Ended December 31, 2015
	SG&A	Income from operations	Operating margin	Net earnings	Net earnings per diluted share	SG&A	Income from operations	Operating margin	Net earnings	Net earnings per diluted share (4)
GAAP basis measures	$209.8	$106.0	10.8%	$59.1	$1.80	$199.2	$172.7	16.5%	$104.3	$3.22

Non-GAAP adjustments:
Restructuring, impairment and other charges - net (1)	—	5.4	0.5%	3.3	0.10	—	4.4	0.4%	2.8	0.09
Spinoff-related transaction expenses (2)	(4.9)	4.9	0.5%	3.0	0.09	—	—	—	—	—
Share-based compensation expense (3)	(2.5)	2.5	0.3%	1.5	0.05	(1.6)	1.6	0.1%	1.0	0.03

Total Non-GAAP adjustments	(7.4)	12.8	1.3%	7.8	0.24	(1.6)	6.0	0.5%	3.8	0.12

Non-GAAP measures	$202.4	$118.8	12.1%	$66.9	$2.04	$197.6	$178.7	17.0%	$108.1	$3.34

(1)	Restructuring charges - net: Operating results for the year ended December 31, 2016 and 2015 were affected by the following restructuring charges:

	2016	2015
Employee termination costs (a)	$3.7	$2.3
Other restructuring charges (b)	1.5	1.9
Other charges (c)	0.2	0.2

Total restructuring charges - net	$5.4	$4.4

(a)	For the years ended December 31, 2016 and 2015, employee termination costs primarily related to the reorganization of certain administrative functions.
(b)	Includes lease termination and other facility costs.
(c)	Recognition of charges related to the Company’s multi-employer pension plan withdrawal obligations unrelated to facility closures.

(2)	Spinoff-related transaction expenses: Included pre-tax charges of $4.9 million ($3.0 million after-tax) related to third-party consulting fees, employee retention payments, legal fees and other costs related to the Separation for the year ended December 31, 2016.
(3)	Share-based compensation expense: Included pre-tax charges of $2.5 million ($1.5 million after-tax) and $1.6 million ($1.0 million after-tax) for the years ended December 31, 2016 and 2015, respectively.
(4)	For periods prior to the Separation, basic and diluted earnings per share were calculated using the number of shares distributed and retained by RRD, totaling 32.4 million. The same number of shares was used to calculate basic and diluted earnings per share since there were no Donnelley Financial equity awards outstanding prior to the spin-off.

Donnelley Financial Solutions, Inc.

Segment GAAP to Non-GAAP Operating Income and Non-GAAP Adjusted EBITDA and Margin Reconciliation

For the Three Months Ended December 31, 2016 and 2015

(UNAUDITED)

(in millions)

	U.S.	International	Corporate	Consolidated
For the Three Months Ended December 31, 2016
Net sales	$182.8	$38.2	$—	$221.0
Income (loss) from operations	18.4	2.4	(14.3)	6.5
Operating margin %	10.1%	6.3%	nm	2.9%

Non-GAAP Adjustments
Restructuring, impairment and other charges - net	1.6	0.1	0.1	1.8
Spinoff-related transaction expenses	0.3	—	4.6	4.9
Share-based compensation expense	—	—	1.3	1.3

Total Non-GAAP adjustments	1.9	0.1	6.0	8.0

Non-GAAP income (loss) from operations	$20.3	$2.5	$(8.3)	$14.5
Non-GAAP operating margin %	11.1%	6.5%	nm	6.6%

Depreciation and amortization	8.3	1.4	3.5	13.2

Non-GAAP Adjusted EBITDA	$28.6	$3.9	$(4.8)	$27.7
Non-GAAP Adjusted EBITDA margin %	15.6%	10.2%	nm	12.5%

Capital expenditures	$10.3	$1.4	$0.5	$12.2

For the Three Months Ended December 31, 2015
Net sales	$198.6	$40.0	$—	$238.6
Income from operations	31.7	5.3	1.1	38.1
Operating margin %	16.0%	13.3%	nm	16.0%

Non-GAAP Adjustments
Restructuring, impairment and other charges - net	0.6	0.5	—	1.1
Share-based compensation expense	—	—	0.3	0.3

Total Non-GAAP adjustments	0.6	0.5	0.3	1.4

Non-GAAP income from operations	$32.3	$5.8	$1.4	$39.5
Non-GAAP operating margin %	16.3%	14.5%	nm	16.6%

Depreciation and amortization	8.6	1.1	—	9.7

Non-GAAP Adjusted EBITDA	$40.9	$6.9	$1.4	$49.2
Non-GAAP Adjusted EBITDA margin %	20.6%	17.3%	nm	20.6%

Capital expenditures	$9.8	$0.4	$—	$10.2

Donnelley Financial Solutions, Inc.

Segment GAAP to Non-GAAP Operating Income and Non-GAAP Adjusted EBITDA and Margin Reconciliation

For the Twelve Months Ended December 31, 2016 and 2015

(UNAUDITED)

(in millions)

	U.S.	International	Corporate	Consolidated
For the Twelve Months Ended December 31, 2016
Net sales	$845.2	$138.3	$—	$983.5
Income (loss) from operations	118.4	9.6	(22.0)	106.0
Operating margin %	14.0%	6.9%	nm	10.8%

Non-GAAP Adjustments
Restructuring, impairment and other charges - net	4.7	0.6	0.1	5.4
Spinoff-related transaction expenses	0.3	—	4.6	4.9
Share-based compensation expense	—	—	2.5	2.5

Total Non-GAAP adjustments	5.0	0.6	7.2	12.8

Non-GAAP income (loss) from operations	$123.4	$10.2	$(14.8)	$118.8
Non-GAAP operating margin %	14.6%	7.4%	nm	12.1%

Depreciation and amortization	34.5	4.6	4.2	43.3

Non-GAAP Adjusted EBITDA	$157.9	$14.8	$(10.6)	$162.1
Non-GAAP Adjusted EBITDA margin %	18.7%	10.7%	nm	16.5%

Capital expenditures	$20.5	$2.6	$3.1	$26.2

For the Twelve Months Ended December 31, 2015
Net sales	$900.8	$148.7	$—	$1,049.5
Income (loss) from operations	160.3	15.3	(2.9)	172.7
Operating margin %	17.8%	10.3%	nm	16.5%

Non-GAAP Adjustments
Restructuring, impairment and other charges - net	3.5	0.9	—	4.4
Share-based compensation expense	—	—	1.6	1.6

Total Non-GAAP adjustments	3.5	0.9	1.6	6.0

Non-GAAP income (loss) from operations	$163.8	$16.2	$(1.3)	$178.7
Non-GAAP operating margin %	18.2%	10.9%	nm	17.0%

Depreciation and amortization	37.0	4.4	0.3	41.7

Non-GAAP Adjusted EBITDA	$200.8	$20.6	$(1.0)	$220.4
Non-GAAP Adjusted EBITDA margin %	22.3%	13.9%	nm	21.0%

Capital expenditures	$25.9	$1.2	$—	$27.1

Donnelley Financial Solutions, Inc.

Segment GAAP to Non-GAAP Operating Income and Non-GAAP Adjusted EBITDA and Margin Reconciliation

For the Three Months Ended September 30, 2016 and 2015

(UNAUDITED)

(in millions)

	U.S.	International	Corporate	Consolidated
For the Three Months Ended September 30, 2016
Net sales	$192.3	$32.1	$—	$224.4
Income (loss) from operations	18.7	1.1	(1.8)	18.0
Operating margin %	9.7%	3.4%	nm	8.0%

Non-GAAP Adjustments
Restructuring, impairment and other charges - net	1.4	0.3	—	1.7
Share-based compensation expense	—	—	0.2	0.2

Total Non-GAAP adjustments	1.4	0.3	0.2	1.9

Non-GAAP income (loss) from operations	$20.1	$1.4	$(1.6)	$19.9
Non-GAAP operating margin %	10.5%	4.4%	nm	8.9%

Depreciation and amortization	8.5	1.1	0.2	9.8

Non-GAAP Adjusted EBITDA	$28.6	$2.5	$(1.4)	$29.7
Non-GAAP Adjusted EBITDA margin %	14.9%	7.8%	nm	13.2%

Capital expenditures	$1.3	$—	$0.4	$1.7

For the Three Months Ended September 30, 2015
Net sales	$201.6	$30.0	$—	$231.6
Income (loss) from operations	28.2	0.2	(0.2)	28.2
Operating margin %	14.0%	0.7%	nm	12.2%

Non-GAAP Adjustments
Restructuring, impairment and other charges - net	1.1	0.3	—	1.4
Share-based compensation expense	—	—	0.3	0.3

Total Non-GAAP adjustments	1.1	0.3	0.3	1.7

Non-GAAP income from operations	$29.3	$0.5	$0.1	$29.9
Non-GAAP operating margin %	14.5%	1.7%	nm	12.9%

Depreciation and amortization	9.1	1.1	0.1	10.3

Non-GAAP Adjusted EBITDA	$38.4	$1.6	$0.2	$40.2
Non-GAAP Adjusted EBITDA margin %	19.0%	5.3%	nm	17.4%

Capital expenditures	$5.7	$0.4	$—	$6.1

Donnelley Financial Solutions, Inc.

Segment GAAP to Non-GAAP Operating Income and Non-GAAP Adjusted EBITDA and Margin Reconciliation

For the Three Months Ended June 30, 2016 and 2015

(UNAUDITED)

(in millions)

	U.S.	International	Corporate	Consolidated
For the Three Months Ended June 30, 2016
Net sales	$262.0	$36.0	$—	$298.0
Income (loss) from operations	59.3	3.1	(3.4)	59.0
Operating margin %	22.6%	8.6%	nm	19.8%

Non-GAAP Adjustments
Restructuring, impairment and other charges - net	1.1	0.2	—	1.3
Share-based compensation expense	—	—	0.7	0.7

Total Non-GAAP adjustments	1.1	0.2	0.7	2.0

Non-GAAP income (loss) from operations	$60.4	$3.3	$(2.7)	$61.0
Non-GAAP operating margin %	23.1%	9.2%	nm	20.5%

Depreciation and amortization	9.4	1.0	0.4	10.8

Non-GAAP Adjusted EBITDA	$69.8	$4.3	$(2.3)	$71.8
Non-GAAP Adjusted EBITDA margin %	26.6%	11.9%	nm	24.1%

Capital expenditures	$2.9	$0.9	$—	$3.8

For the Three Months Ended June 30, 2015
Net sales	$266.0	$42.9	$—	$308.9
Income (loss) from operations	62.0	6.5	(1.9)	66.6
Operating margin %	23.3%	15.2%	nm	21.6%

Non-GAAP Adjustments
Restructuring, impairment and other charges - net	1.3	0.1	—	1.4
Share-based compensation expense	—	—	0.6	0.6

Total Non-GAAP adjustments	1.3	0.1	0.6	2.0

Non-GAAP income (loss) from operations	$63.3	$6.6	$(1.3)	$68.6
Non-GAAP operating margin %	23.8%	15.4%	nm	22.2%

Depreciation and amortization	9.5	1.1	0.1	10.7

Non-GAAP Adjusted EBITDA	$72.8	$7.7	$(1.2)	$79.3
Non-GAAP Adjusted EBITDA margin %	27.4%	17.9%	nm	25.7%

Capital expenditures	$5.3	$—	$—	$5.3

Donnelley Financial Solutions, Inc.

Segment GAAP to Non-GAAP Operating Income and Non-GAAP Adjusted EBITDA and Margin Reconciliation

For the Three Months Ended March 31, 2016 and 2015

(UNAUDITED)

(in millions)

	U.S.	International	Corporate	Consolidated
For the Three Months Ended March 31, 2016
Net sales	$208.1	$32.0	$—	$240.1
Income (loss) from operations	22.0	3.0	(2.5)	22.5
Operating margin %	10.6%	9.4%	nm	9.4%

Non-GAAP Adjustments
Restructuring, impairment and other charges - net	0.6	—	—	0.6
Share-based compensation expense	—	—	0.3	0.3

Total Non-GAAP adjustments	0.6	—	0.3	0.9

Non-GAAP income (loss) from operations	$22.6	$3.0	$(2.2)	$23.4
Non-GAAP operating margin %	10.9%	9.4%	nm	9.7%

Depreciation and amortization	8.3	1.1	0.1	9.5

Non-GAAP Adjusted EBITDA	$30.9	$4.1	$(2.1)	$32.9
Non-GAAP Adjusted EBITDA margin %	14.8%	12.8%	nm	13.7%

Capital expenditures	$6.0	$0.3	$2.2	$8.5

For the Three Months Ended March 31, 2015
Net sales	$234.6	$35.8	$—	$270.4
Income (loss) from operations	38.4	3.3	(1.9)	39.8
Operating margin %	16.4%	9.2%	nm	14.7%

Non-GAAP Adjustments
Restructuring, impairment and other charges - net	0.5	—	—	0.5
Share-based compensation expense	—	—	0.4	0.4

Total Non-GAAP adjustments	0.5	—	0.4	0.9

Non-GAAP income (loss) from operations	$38.9	$3.3	$(1.5)	$40.7
Non-GAAP operating margin %	16.6%	9.2%	nm	15.1%

Depreciation and amortization	9.8	1.1	0.1	11.0

Non-GAAP Adjusted EBITDA	$48.7	$4.4	$(1.4)	$51.7
Non-GAAP Adjusted EBITDA margin %	20.8%	12.3%	nm	19.1%

Capital expenditures	$5.1	$0.4	$—	$5.5

Donnelley Financial Solutions, Inc.

Condensed Consolidated and Combined Statements of Cash Flows

For the Twelve Months Ended December 31, 2016 and 2015

(UNAUDITED)

(in millions)

	2016	2015
Net earnings	$59.1	$104.3
Adjustment to reconcile net earnings to net cash provided by operating activities	44.0	54.5
Changes in operating assets and liabilities	2.9	(37.9)

Net cash provided by operating activities	$106.0	$120.9

Capital expenditures	(26.2)	(27.1)
All other cash used in investing activities	(3.1)	(10.0)

Net cash used in investing activities	$(29.3)	$(37.1)

Net cash used in financing activities	$(60.0)	$(94.8)

Effect of exchange rate on cash and cash equivalents	4.4	(2.5)

Net increase (decrease) in cash and cash equivalents	$21.1	$(13.5)

Cash and cash equivalents at beginning of period	15.1	28.6

Cash and cash equivalents at end of period	$36.2	$15.1

Additional Information:
	2016	2015
For the Twelve Months Ended December 31:
Net cash provided by operating activities	$106.0	$120.9
Less: capital expenditures	26.2	27.1

Free cash flow	$79.8	$93.8

For the Nine Months Ended September 30:
Net cash provided by operating activities	$56.8	$59.0
Less: capital expenditures	14.0	16.9

Free cash flow	$42.8	$42.1

For the Three Months Ended December 31:
Net cash provided by operating activities	$49.2	$61.9
Less: capital expenditures	12.2	10.2

Free cash flow	$37.0	$51.7

Donnelley Financial Solutions, Inc.

Reconciliation of Reported to Organic Net Sales

For the Three and Twelve Months Ended December 31, 2016 and 2015

(UNAUDITED)

(in millions)

	For the Three Months Ended	For the Twelve Months Ended
	Reported net sales	Reported net sales
December 31, 2016
U.S.	$182.8	$845.2
International	38.2	138.3

Consolidated	$221.0	$983.5

December 31, 2015
U.S.	$198.6	$900.8
International	40.0	148.7

Consolidated	$238.6	$1,049.5

Net sales change
U.S.	(8.0%)	(6.2%)
International	(4.5%)	(7.0%)
Consolidated	(7.4%)	(6.3%)

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange (FX) rates
U.S.	—%	—%
International	(5.0%)	(3.6%)
Consolidated	(0.9%)	(0.5%)

Net organic sales change (1)
U.S.	(8.0%)	(6.2%)
International	0.5%	(3.4%)
Consolidated	(6.5%)	(5.8%)

(1)	Adjusted for the impact of changes in FX rates

Donnelley Financial Solutions, Inc.

Reconciliation of GAAP Net Earnings (Loss) to Non-GAAP Adjusted EBITDA

For the Three and Twelve Months Ended December 31, 2016 and 2015

(UNAUDITED)

(in millions)

	For the Twelve Months Ended	For the Three Months Ended
	December 31, 2016	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
GAAP net earnings (loss)	$59.1	$(0.8)	$10.2	$36.3	$13.4

Adjustments
Income tax expense (benefit)	35.2	(4.1)	7.9	22.6	8.8
Interest expense (income)-net	11.7	11.4	(0.1)	0.1	0.3
Depreciation and amortization	43.3	13.2	9.8	10.8	9.5
Restructuring, impairment and other charges-net (1)	5.4	1.8	1.7	1.3	0.6
Share-based compensation expense	2.5	1.3	0.2	0.7	0.3
Spin-off related transaction expenses (2)	4.9	4.9	—	—	—

Total Non-GAAP adjustments	103.0	28.5	19.5	35.5	19.5

Non-GAAP adjusted EBITDA	$162.1	$27.7	$29.7	$71.8	$32.9

Net sales	$983.5	$221.0	$224.4	$298.0	$240.1
Non-GAAP adjusted EBITDA margin %	16.5%	12.5%	13.2%	24.1%	13.7%

	For the Twelve Months Ended	For the Three Months Ended
	December 31, 2015	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
GAAP net earnings	$104.3	$23.2	$16.8	$40.5	$23.8

Adjustments
Income tax expense	67.4	14.8	11.1	25.8	15.7
Interest expense-net	1.1	0.2	0.3	0.3	0.3
Investment and other income-net	(0.1)	(0.1)	—	—	—
Depreciation and amortization	41.7	9.7	10.3	10.7	11.0
Restructuring, impairment and other charges-net (1)	4.4	1.1	1.4	1.4	0.5
Share-based compensation expense	1.6	0.3	0.3	0.6	0.4

Total Non-GAAP adjustments	116.1	26.0	23.4	38.8	27.9

Non-GAAP adjusted EBITDA	$220.4	$49.2	$40.2	$79.3	$51.7

Net sales	$1,049.5	$238.6	$231.6	$308.9	$270.4
Non-GAAP adjusted EBITDA margin %	21.0%	20.6%	17.4%	25.7%	19.1%

(1)	Restructuring, impairment and other charges - net: Pre-tax charges for employee termination costs, lease termination and other costs, and multi-employer pension plan withdrawal obligations unrelated to facility closures.
(2)	Spinoff-related transaction expenses: Third-party consulting fees, employee retention payments, legal fees and other costs related to the Separation.

Donnelley Financial Solutions, Inc.

Debt and Liquidity Summary

As of December 31, 2016 and 2015

(UNAUDITED)

(in millions)

	December 31, 2016	December 31, 2015
Total Liquidity (1)	$36.2	$15.1
Cash (2)	154.6	—

Amount available under the Revolving Facility (3)	190.8	15.1

Usage
Borrowings under the Revolving Facility (3)	—	—
Impact on availability related to outstanding letters of credit	0.9	—

Net Available Liquidity	$189.9	$15.1

Short-term and current portion of long-term debt	$—	$8.8
Long-term debt	587.0	—

Total debt	$587.0	$8.8

Non-GAAP adjusted EBITDA for the twelve months ended December 31, 2016 and 2015	$162.1	$220.4

Non-GAAP Gross Leverage (defined as total debt divided by non-GAAP adjusted EBITDA)	3.6x	nm

(1)	Liquidity does not include uncommitted credit facilities, located primarily outside of the U.S.
(2)	Approximately 46% and 41% of cash as of December 31, 2016 and 2015, respectively, was located outside of the U.S. Certain cash balances of foreign subsidiaries may be subject to U.S. or local country taxes if repatriated to the U.S. In addition, repatriation of some foreign cash balances is further restricted by local laws.
(3)	On September 30, 2016, the Company entered into a $300.0 million senior secured revolving credit facility (the “Revolving Facility”). The Revolving Facility is subject to a number of covenants, including a minimum Interest Coverage Ratio and a maximum Leverage Ratio, both as defined and calculated in the Credit Agreement. There were no borrowings under the Revolving Facility as of December 31, 2016. Based on the Company’s results of operations for the twelve months ended December 31, 2016 and existing debt, the Company would have had the ability to utilize $153.7 million of the $300.0 million Revolving Facility and not have been in violation of the terms of the agreement.

December 31, 2016
Stated amount of the Revolving Facility	$300.0
Less: availability reduction from covenants	145.4

Total amount available	154.6

Less: borrowings under the Revolving Facility	—
Impact on availability related to outstanding letters of credit	0.9

Availability under the Revolving Facility	$153.7